Exhibit (a)(1)(C)

Notice of Guaranteed Delivery

for

Tender of Shares of Common Stock

Of

LIBERTY TAX, INC.

to

(Not to be used for signature guarantees)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON AUGUST 29, 2019, UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for Shares (as defined below) are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis or if time will not permit all required documents to reach Equiniti Trust Company (the "Exchange Agent") on or prior to the Expiration Date, which is 5:00 p.m., New York City time, on August 29, 2019, unless we extend the period of time for which the Offer is open, in which case the Expiration Date will be the latest time and date on which the Offer, as so extended, expires. This form may be delivered by hand, transmitted by facsimile transmission or mailed to the Exchange Agent. See "The Offer—Procedures for Tendering Shares of Liberty Common Stock—Guaranteed Delivery" in the Offer to Purchase dated August 1, 2019 (the "OTP").

Equiniti Trust Company

By Mail: By 5:00 p.m. NYC time on Expiration Date Equiniti Trust Company. Shareowner Services Voluntary Corporate Actions P.O. Box 64858 St. Paul, Minnesota 55164-0858	By Facsimile Transmission: By 5:00 p.m. NYC time on Expiration Date Equiniti Trust Company. Shareowner Services Voluntary Corporate Actions (800) 468-9716 (phone) (866) 734-9952 (fax)

By Hand or Overnight Courier:

By 5:00 p.m. NYC time on Expiration Date

Equiniti Trust Company.

Shareowner Services

Voluntary Corporate Actions

1110 Centre Pointe Curve, Suite 101

Mendota Heights, Minnesota 55120

Delivery of this Notice of Guaranteed Delivery to an address other than one set forth above or transmission of instructions via facsimile number other than the facsimile number set forth above will not constitute a valid delivery to the Exchange Agent.

This Notice of Guaranteed Delivery to the Exchange Agent is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" (as defined in the OTP) under the instructions thereto, such signature guarantees must appear in the applicable space provided in the signature box on the Letter of Transmittal.

The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal or an Agent's Message (as defined in the OTP) and certificates for Shares to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned hereby tenders to Liberty Tax, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 1, 2019 (the "OTP") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.01 per share (the "Shares"), of Liberty Tax, Inc., a Delaware corporation, set forth below, pursuant to the guaranteed delivery procedures set forth in the OTP.

Number of Shares Tendered: ____________________

□     Check if securities will be tendered by book-entry transfer.

Name of Tendering Institution:

___________________________________________

Account No.:________________________________

Dated:_________________________________, 20

Name(s) of Record Holder(s)

__________________________________________

__________________________________________

(please print)

Address(es):

__________________________________________

__________________________________________

(Zip Code)

Area Code and Telephone No(s):

__________________________________________

Signature(s):

__________________________________________

__________________________________________

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program, (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that such tender of Shares complies with Rule 14e-4 and (c) guarantees to deliver to the Exchange Agent either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Exchange Agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility"), in either case together with the Letter of Transmittal (or a facsimile thereof) properly completed and duly executed, with any required signature guarantees or an Agent's Message in the case of a book-entry delivery, and any other required documents, all within three New York Stock Exchange trading days after the date hereof.

Name of Firm: _______________________________

Address: ____________________________________

___________________________________________

(Zip Code)

Area Code and Telephone Number:

___________________________________________

__________________________________________

(Authorized Signature)

Title: _____________________________________

Name: ____________________________________

(Please Type or Print)

Dated: _______________________________, 2019

NOTE:	DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF ELECTION AND TRANSMITTAL.